Exhibit 99.1
VANDA PHARMACEUTICALS RECEIVES POSITIVE RULING FROM THE IRS
Rockville MD, November 15, 2010. Vanda Pharmaceuticals Inc. (Nasdaq:VNDA) reported today that it has received a private letter ruling (PLR) from the Internal Revenue Service (IRS) regarding certain income tax issues associated with the availability of Vanda’s net operating loss carryforwards for tax purposes. The PLR is generally consistent with Vanda’s stated tax position that it is able to offset a portion of its 2010 taxable income with the company’s full net operating loss carryforwards. Total net operating loss carryforwards were $123 million as of December 31, 2008. As of December 31, 2009, total net operating loss carryforwards were $156 million.
Vanda believes that the PLR received from the IRS clarifies certain tax rules regarding the use of these net operating loss carryforwards and will support Vanda’s position that it’s December 31, 2009 net operating loss carryforwards can be fully utilized beginning in 2010.
“We are very pleased with this IRS ruling which is consistent with our prior analysis and will aid us in maximizing the utilization of our prior year net operating loss carryforwards and thereby minimizing our tax payment obligations for this year,” said Mihael H. Polymeropoulos M.D., Vanda’s President and CEO.
ABOUT VANDA PHARMACEUTICALS INC.:
Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of products for central nervous system disorders. For more on Vanda Pharmaceuticals Inc., please visit http://www.vandapharma.com.
Media/Investor Inquiries
Cristina Murphy
Cristina.murphy@vandapharma.com
240-599-4500
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Various statements in this release are “forward-looking statements” under the securities laws. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” and “could,” and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Important factors that could cause actual results to differ materially from those reflected in the company’s forward-looking statements include, among others: the extent and effectiveness of the development, sales and marketing and distribution support Fanapt® receives; Vanda’s ability to successfully commercialize Fanapt® outside of the

U.S. and Canada; delays in the completion of Vanda’s clinical trials; a failure of Vanda’s products to be demonstrably safe and effective; Vanda’s failure to obtain regulatory approval for its products or to comply with ongoing regulatory requirements for its products; a lack of acceptance of Vanda’s products in the marketplace, or a failure to become or remain profitable; Vanda’s expectations regarding trends with respect to its costs and expenses; Vanda’s inability to obtain the capital necessary to fund additional research and development activities; Vanda’s failure to identify or obtain rights to new products; Vanda’s failure to develop or obtain sales, marketing and distribution resources and expertise or to otherwise manage its growth; a loss of any of Vanda’s key scientists or management personnel; losses incurred from product liability claims made against Vanda; a loss of rights to develop and commercialize Vanda’s products under its license and sublicense agreements and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s annual report on Form 10-K for the fiscal year ended December 31, 2009 and quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, which are on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Vanda’s annual report on Form 10-K and quarterly reports on Form 10-Q, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.
All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.